Exhibit 99.1350CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act and
Section 906 of the Sarbanes Oxley Act

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Total Return Fund of BlackRock Bond Fund, Inc. and
Master Total Return Portfolio of Master Bond LLC (the “registrants”), hereby certifies, to the best of his knowledge, that the registrants' Report on Form N-CSR for the period ended September 30, 2008, (the “Report”) fully complies with the requirements of Section 15d of the Securities Exchange Act of 1934, as amended, and that the information contained in the
Report fairly presents, in all material respects, the financial condition and results of operations of the registrants.

Date: November 24, 2008

/s/ Donald C. Burke
Donald C. Burke
Chief Executive Officer (principal executive officer) of
BlackRock Total Return Fund of BlackRock Bond Fund, Inc. and Master Total Return Portfolio of Master Bond LLC

Pursuant to 18 U.S.C. § 1350, the undersigned officer of BlackRock Total Return Fund of BlackRock Bond Fund, Inc. and
Master Total Return Portfolio of Master Bond LLC (the “registrants”), hereby certifies, to the best of his knowledge, that the registrants' Report on Form N-CSR for the period ended September 30, 2008, (the “Report”) fully complies with the requirements of Section 15d of the Securities Exchange Act of 1934, as amended, and that the information contained in the
Report fairly presents, in all material respects, the financial condition and results of operations of the registrants.

Date: November 24, 2008

/s/ Neal J. Andrews
Neal J. Andrews
Chief Financial Officer (principal financial officer) of
BlackRock Total Return Fund of BlackRock Bond Fund, Inc. and Master Total Return Portfolio of Master Bond LLC

This certification is being furnished pursuant to Rule 30a-2(b) under the Investment Company Act of 1940, as amended, and 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR with the Securities and Exchange
Commission.